UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2026

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	87-3916363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Rose Avenue Suite 200 North Bethesda, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest $.01 par value per share, with associated Common Share Purchase Rights	FRT	New York Stock Exchange
Depositary Shares, each representing 1/1000 of a 5.00% Series C Cumulative Redeemable Preferred Share of Beneficial Interest, $.01 par value per share	FRT-C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Federal Realty Investment Trust ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Federal Realty Investment Trust ☐

Item 8.01.	Other Events.

As previously disclosed, on August 11, 2026 Federal Realty OP LP issued $460,000,000 aggregate principal amount of 3.500% Exchangeable Senior Notes due 2031 (the “Exchangeable Notes”). On November 2, 2026, Federal Realty Investment Trust filed with the Securities and Exchange Commission a prospectus supplement relating to the resale by certain selling shareholders of up to 3,901,260 common shares of beneficial interest, $.01 par value per share (the “Underlying Shares”), potentially issuable upon exercise of the exchange option pursuant to the Exchangeable Notes. The opinion of Pillsbury Winthrop Shaw Pittman LLP with respect to the legality of the Underlying Shares is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP relating to legality of the Underlying Shares (filed herewith)

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (contained in the opinion filed as Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: November 2, 2026	By:	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel and Secretary